SCHEDULE 14A PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]

[X]  Definitive Proxy Statement

                        PCS EDVENTURES!.COM, INC.
                        -------------------------
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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         (2)   Form, Schedule or Registration Statement No.:  N/A

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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                       PCS EDVENTURES!.COM, INC.
                     345 Bobwhite Court, Suite 200
                           Boise, Idaho 83706
                            (208) 343-3110

                           PROXY STATEMENT

                            INTRODUCTION

     This Proxy Statement is being furnished to our stockholders
(PCS Edventures!.COM, Inc., an Idaho corporation [the "Company," "PCS," "we", "our" or "us" or words or similar import]) regarding resolutions to elect directors for the coming year and to retain HJ & Associates, LLC as our independent auditors for the coming year. These resolutions have been adopted by our Board of Directors in accordance with the Idaho General Corporation Law (the "Idaho Law") and that will be presented to an annual meeting of our stockholders to be held on October 14, 2005, as outlined in the Notice of Annual Meeting of Shareholders (the "Annual Meeting") that accompanies this Proxy Statement.

     A copy of our 10-KSB Annual Report for the year ended March 31, 2005, accompanies this Proxy Statement and is incorporated herein by reference.

               APPROXIMATE DATE OF MAILING: September 29, 2005.

     The election of directors and retention of HJ & Associates, LLC, as our auditors are outlined below and will become effective immediately upon approval by our common shareholders. These are the only matters covered by this Proxy Statement.

                            ITEM NO. 1
                  ELECTION OF BOARD OF DIRECTORS

     Our Board of Directors will consist of four persons, as follows: Anthony
A. Maher; Donald J. Farley; Cecil D. Andrus; and Michael K. McMurray. Each director is to serve until the next Annual Meeting of our stockholders or the directors' prior death, resignation or termination and the appointment and qualification of their successors.

     The names of our current directors and executive officers and the positions held by each are set forth below:


Name                     Age         Position            Held Position Since
----                      --         --------            -------------------
Anthony A. Maher          58          Chairman, President
                                       and CEO                  1989
Donald J. Farley          54          Secretary, Director       1994
Cecil D. Andrus           77          Director                  1997
Michael K. McMurray       61          Director                  1989-1994,
                                                                2003-present


     Anthony A. Maher, Chairman, President & CEO. Anthony A. Maher was recruited to PCS at its inception as Chairman of the Board, President and Chief Executive Officer and structured the purchase of PCS Schools. Since then, Mr. Maher has overseen the development of the curriculum from four core areas to over 60; the development of its distance developer database; and the creation of its web based publishing expertise. From 1982 to 1989 he was founder and Chairman of the Board of National Manufacturing Company, Inc. and its subsidiary, National Medical Industries, Inc. From 1979 to 1982, Mr. Maher was Executive Vice President for Littletree Inns, a hotel company based in Boise, Idaho with properties throughout the Northwest. Mr. Maher graduated from Boise State University in 1970 with a Bachelor of Arts degree in Political Science.

     Donald J. Farley. Mr. Farley is a director and the Secretary of the Company and has acted as the Company's legal counsel since 1994. Mr. Farley is a founding partner of the law firm of Hall, Farley, Oberrecht & Blanton, P.A. His legal practice emphasizes litigation and representation of closely held businesses. He has been in private practice since 1975, after serving a two year judicial clerkship with former United States District Judge J. Blaine Anderson. Mr. Farley is admitted to practice before all state and federal courts in Idaho and has also been admitted to practice before the United States Supreme Court. He is a member of the American Bar Association, the International Association of Defense Counsel, Defense Research Institute, the Idaho State Bar Association and the Association of Trial lawyers of America. Mr. Farley graduated from the University of Idaho in 1970 with a Bachelor of Arts degree in Economics and from the University of Idaho College of Law in 1973.

     Cecil D. Andrus.  Former Idaho State Governor Andrus joined the PCS
Board of Directors in November 1995. Following his retirement from public service in January 1995, Governor Andrus founded and now directs the Andrus Center for Public Policy at Boise State University. Governor Andrus is the first person in the history of Idaho to be elected Governor four different times (1970, 1974, 1986 and 1990). When he retired from public office, he was the senior governor in the United States in length of service. Mr. Andrus resigned as governor in 1977 to become the Secretary of the Interior in the Carter Administration, the first Idahoan to serve in a Presidential Cabinet. Governor Andrus is also a director of Albertsons, KeyCorp and The Gallatin Group.

     Michael K. McMurray. Mr. McMurray comes back to the Board of PCS, having served from 1989 through 1994. He retired from Boise Cascade after serving there for over 30 years, starting as a Treasury Analyst in 1970, Assistant to Realty Controller from 1971 to 1974, Manager, Cash & Banking from 1974 to 1976, Manager of Banking & Corporate Credit from 1976 to 1980, Assistant Treasurer from 1980 to 1989, and then Assistant Treasurer and Director, Retirement Funds from 1989 until he retired in 2000. Mr. McMurray has served with distinction on several Boards including Regence Blue Shield of Idaho, American Red Cross, Farmers & Merchants State Bank, Idaho Housing and Finance, Boise Family YMCA, Hillcrest Country Club, and the Downtown Boise Association. He is a graduate of the University of Idaho with a degree in Finance and has completed the Program for Management Development at the Harvard Business School.

Committees.
-----------

     We adopted an audit committee three years ago for the purpose of engaging HJ & Associates, LLC for the annual audit. The audit committee currently consists of two board members, Michael McMurray and Cecil Andrus. During this last fiscal year, the audit adopted a formal policy regarding the scope, responsibilities and length of service for the audit committee.

     PCS does not have standing nominating or compensation committee or a charter with respect to the process for nominations to our Board of Directors. Currently, our directors submit nominations for election to fill vacancies on the Board to the entire Board for its consideration.

     Our Bylaws do not contain any provision addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors, and we do not have any formal policy concerning stockholder recommendations to the Board of Directors. To date, we have not received any recommendations from non-affiliate stockholders requesting that the Board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Board, Anthony A. Maher. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

     In evaluating potential directors, Mr. Maher and the Board consider the following factors:

     *  the appropriate size of our Board of Directors;

     * our needs with respect to the particular talents and experience of our directors;

     * the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

     *  familiarity with the aviation industry;

     *  experience with accounting rules and practices; and

     * the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

     Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, Mr. Maher and the Board will also consider candidates with appropriate non-business backgrounds.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although Mr. Maher and the Board of Directors may also consider such other factors as they may believe are in the best interests of PCS and its shareholders.

     Mr. Maher and the Board of Directors identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-election. If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

     Our Board of Directors does not have a formal process for security holders to send communications to the Board. However, our directors take great interests in the concerns of stockholders and our directors review and give careful consideration to any and all stockholder communications. Security holder communications may be sent to: Board of Directors, PCS Edventures!.COM, Inc., 345 Bobwhite Court, Suite 200, Boise, Idaho 83706. Communications may also be sent to any individual director at PCS' address.

Significant Employees.
----------------------

     Other than its executive officers, PCS does not have any employees who are expected to make a significant contribution to its business.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings.
--------------------------

     During the past five years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

          (1) Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

          (2) Was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his involvement in any type of business, securities or banking activities;

          (4) Was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

Certain Relationships and Related Transactions.
-----------------------------------------------

Transactions with Management and Others.
----------------------------------------

     During the last two fiscal years ended March 31, 2005 and 2004, we have granted certain options to members of our management.

     During the year ended March 31, 2003, three members of the Company's board of directors acted as guarantors on a promissory note that provided the Company $60,600 in financing. This note was paid in full during 2004.

     During the year ended March 31, 2003, the Company repaid debt owed to the President of the Company of $20,000.

     During the year ended March 31, 2003, the Company borrowed $27,000 from the President of the Company.

     On October 21, 2002, we authorized and issued options to purchase 499,998 shares of common stock to Board Members as payment for accrued directors fees totaling $45,000. These options vested immediately and have an exercise price of $0.09 per share. This payment covered all directors fees incurred for the year ended March 31, 2002.

     On May 15, 2003, we authorized and issued options to purchase 892,855 shares of common stock to Board Members as payment of $45,000 in accrued director fees. The intrinsic value of these options was $17,857, while the difference, $27,143, was treated as contributed capital from extinguishment of related party debt.

     On September 14, 2004, the Company authorized and issued options to purchase 335,520 shares of common stock to Board Members as payment for accrued directors fees totaling $45,000. These options vested immediately and have an exercise prices ranging from $0.10-$0.23 per share. This payment covered all directors fees incurred for the year ended March 31, 2004.

     During 2004, the Company issued 305,441 shares of common stock to the Company's President in payment of $32,608 in accrued interest. The stock was valued at the market price of the stock on the dates of conversion, or an average of $0.11 per share.

     During the quarter ended June 30, 2004, the Company issued options to purchase 150,000 shares of common stock to a newly appointed member of the Board of Directors for services rendered. The options are exercisable at $0.15 per share for 10 years. The issuance of these options resulted in $3,000 in non-cash director expenses included in general and administrative expense.

     During July 2004, the Company issued 250,000 shares of common stock to its Chief Executive Officer for the non-cash exercise of options, reducing related party debt by $17,500.

     During the month of September 2004, the Company issued options to purchase 14,423 shares of common stock to each of its four Board Members, for a total issuance of 57,692 at an exercise price of $0.26 per share. The options were issued as compensation for Board services for the quarter ending June 30, 2004.

     During October 2004, the Company issued 344,559 shares of common stock at $0.06 per share to its Chief Executive Officer for the non-cash reduction of related party debt of $20,674.

     During the month of January 2005, the Company issued options to purchase 78,948 shares of common stock to each of its four Board Members, for a total issuance of 315,792 at an exercise price of $0.10 per share. The options were issued as compensation for Board services for the quarters ending September 30, 2004 and December 31, 2004.

     During 2004, we issued 305,441 shares of common stock to the Company's President in payment of $32,608 in accrued interest. The stock was valued at the market price of the stock on the dates of conversion, or an average of $0.11 per share.

     During the year ended March 31, 2005, the Company repaid debt owed to the President of the Company of $48,828.

Transactions with Promoters.
----------------------------

     Except as outlined under the caption "Executive Compensation," during the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which our company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, or any promoter or founder had a material interest.

Parents.
--------

     We do not have any parents.

Code of Ethics.
---------------

    We filed our Code of Conduct for our executive officers with our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, which was filed with the Securities and Exchange Commission on July 19, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance.
--------------------------------------------------------

     Except as indicated below, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to PCS during our most recent fiscal year, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe all forms required to be filed under
Section 16 of the Exchange Act have been timely filed.

     On June 8, 2004, Director Michael McMurray filed a Form 3 Initial Statement of Beneficial Ownership of Securities with respect to one derivative transaction that took place on June 8, 2004.

     On June 16, 2004, Company Officer Robert Grover filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to two derivative transactions that took place on June 14, 2003, and July 15, 2003.

     On June 16, 2004, Company Officer Christina Vaughn filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to two derivative transactions that took place on December 1, 2003, and June 16, 2004.

     On July 7, 2004, Chairman and Company Officer Anthony Maher filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to two derivative transactions that took place on April 20, 2003, and July 2, 2004.

     On September 14, 2004, Chairman and Company Officer Anthony Maher filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to five derivative transactions that took place on September 14, 2004.

     On September 14, 2004, Director Donald Farley filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to five derivative transactions that took place on September 14, 2004.

     On September 14, 2004, Director Cecil Andrus filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to five derivative transactions that took place on September 14, 2004.

     On September 17, 2004, Director Michael McMurray filed a Form 4
Statement of Changes in Beneficial Ownership of Securities with respect to one derivative transaction that took place on September 15, 2004.

     On October 8, 2004, Director Cecil Andrus filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to one security transaction that took place on October 8, 2004.

     On December 22, 2004, Company Officer Robert Grover filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to one derivative transaction that took place on November 15, 2004.

     On January 5, 2005, Chairman and Company Officer Anthony Maher filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to one derivative transaction that took place on January 4, 2005.

     On January 5, 2005, Director Donald Farley filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to one derivative transaction that took place on January 4, 2005.

     On January 5, 2005, Director Michael McMurray filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to one derivative transaction that took place on January 4, 2005.

     On January 6, 2005, Director Cecil Andrus filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to one derivative transaction that took place on January 4, 2005.

Board of Directors Meetings.

     In 2004, the Board of Directors held five (5) meetings, with all directors attending all meetings. In addition, our Board of Directors adopted several resolutions by unanimous consent without a meeting, in accordance with Idaho law. In 2004, our audit committee held four (4) meetings.

Executive Compensation.
-----------------------

     The following table shows the aggregate compensation exceeding $100,000 that we have paid to directors and executive officers for services rendered during the periods indicated:

                        SUMMARY COMPENSATION TABLE

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                              Secur-
                                              ities        All
Name and   Year or               Other  Rest- Under- LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying  Pay- Comp-
Position   Ended      ($)   ($)  Compen-Stock Optionsouts ensat'n
-----------------------------------------------------------------
Anthony A. 3/31/05 120,000   0     0      0     *      0    0
Maher      3/31/04 120,000   0     0      0     0      0    0
President
Director

Options/SAR Grants.
-------------------

     The Company has granted the following options as of March 31, 2005:
                                                           Amount
                   Date of    Issue     Issue   Amount     Expired/     Amount
  Description      Grant      Number    Price   Exercised  Cancelled
Outstanding
----------------  -------- ---------  --------  --------- --------- ----------
1)  Board Members 12-10-01 1,000,000  $   0.30         0   (250,000)   750,000
2)  Board Members 06-03-02 1,000,000  $   0.16         0   (250,000)   750,000
3)  Employees     07-01-02   335,000  $   0.16         0    (10,000)   325,000
4)  Employee      08-15-02     5,000  $   0.16         0          0      5,000
5)  Board Members 10-21-02   499,998  $   0.09         0   (166,666)   333,332
6)  Board Members 05-15-03   892,855  $   0.07   (250,000) (214,285)   428,570
7)  Employee      05-20-03   100,000  $   0.07         0          0    100,000
8)  Employee      07-25-03    25,000  $   0.10         0          0     25,000
9)  Employee      09-05-03   150,000  $   0.07         0          0    150,000
10) Employee      09-25-03    25,000  $   0.15         0          0     25,000
11) Board Member  04-28-04   150,000  $   0.15         0          0    150,000
12) Consultant    04-28-04 2,000,000  $   0.10  (750,000)(1,250,000)         0
13) Consultant    04-28-04 4,000,000  $   0.25         0 (4,000,000)         0
14) Consultant    04-28-04   200,000  $   0.10         0   (200,000)         0
15) Consultant    04-28-04   200,000  $   0.20         0   (200,000)         0

16) Consultant    04-28-04   200,000  $   0.30         0   (200,000)         0
17) Consultant    04-28-04   200,000  $   0.35         0   (200,000)         0
18) Board Members 09-14-04    80,358  $   0.14         0          0     80,358
19) Board Members 09-14-04    93,750  $   0.12         0          0     93,750
20) Board Members 09-14-04   112,500  $   0.10         0          0    112,500
21) Board Members 09-14-04    48,912  $   0.23         0          0     48,912
22) Board Members 09-14-04    57,692  $   0.26         0          0     57,692
23) Employee      07-29-04   153,533  $   0.15         0          0    153,533
24) Employee      08-10-04    50,000  $   0.13         0          0     50,000
25) Employee      07-10-04    50,000  $   0.13         0          0     50,000
26) Employee      07-01-04    25,000  $   0.31         0          0     25,000
27) Consultant    07-29-04     5,000  $   0.15         0          0      5,000
28) Employee      11-15-04   100,000  $   0.10         0          0    100,000
29) Board Members 01-04-05   315,792  $   0.10         0          0    315,792
30) Consultant    01-06-05     4,500  $   0.10         0          0      4,500
31) Employee      06-01-04    75,000  $   0.31         0          0     75,000
32) Employee      06-14-04   250,000  $   0.31         0          0    250,000
33) Employee      06-01-04    50,000  $   0.31         0          0     50,000
34) Employee      06-01-04    75,000  $   0.31         0          0     75,000
35) Employee      06/16/04   150,000  $   0.31         0          0    150,000

                          ----------           --------- ---------- ----------
                          12,679,890          (1,000,000) 6,940,951  4,738,939
                          ==========           ========= ========== ==========

    Amount Exercisable                                               4,820,019
                                                                    ==========

Pension Table.
--------------

      None.

Compensation of Directors.
--------------------------

     Each fiscal year, the Board of Directors sets the dollar amount for the compensation of outside directors for their services. Said compensation shall be in the form of freely tradable PCS common stock at its then bid price, or in the form of stock options to purchase PCS common stock at its then current bid price. For fiscal years 2005 and 2004, the Board of Directors set the amounts of $15,000 for each of said fiscal years.

Termination of Employment and Change of Control Arrangement.
------------------------------------------------------------

     There are no compensatory plans or arrangements, including payments to be received from PCS, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with PCS or its subsidiaries, or any change in control of PCS, or a change in the person's responsibilities following a change in control of PCS.

Stock Option Plan.
------------------

     In May 2004, PCS filed a Form S-8 Registration Statement for a Non-Qualified Stock Option Plan. The plan allows PCS to issue up to 10,000,000 shares of the authorized common stock, no par value per share. The stock options offered pursuant to the Plan are intended to be options that do not satisfy the requirements for Incentive Options within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended.

     The Board of Directors shall administer the Plan, determine to whom Options shall be granted, the time when options shall be granted, the number of shares which shall be subject to each Option, the purchase price or exercise price of each share which shall be subject to each Option, the period during which Options shall be exercisable, and any other terms or provisions of the Options. The Board of Directors shall also construe the Plan and the Options; prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary for administering the Plan.

     On April 28, 2004, PCS entered into an Options agreement with a consultant. The agreement granted the consultant Options to purchase 6,000,000 shares of the Company's no par value common stock. The purchase, or exercise, price was $0.10 per share for the first 2,000,000 shares and $0.25 per share for the remaining 4,000,000 shares. Of said Options, 750,000 were exercised and the remaining 5,250,000 expired on April 28, 2005.

     On April 28, 2004, PCS entered into an Options agreement with a consultant. The agreement granted the consultant Options to purchase 800,000 shares of the Company's no par value common stock. The purchase, or exercise, price was between $0.10 and $0.35 per share. All 800,000 Options expired unexercised on April 28, 2005.

     To date, PCS has not issued any further Options related to the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE-NAMED NOMINEES FOR DIRECTORS OF THE COMPANY.

                                  ITEM NO. 2
            RETENTION OF HJ & ASSOCIATES, LLC AS INDEPENDENT AUDITORS

     The Board of Directors has selected HJ & Associates, LLC as independent auditors for the fiscal year ending March 31, 2006. To the knowledge of PCS, at no time has HJ & Associates, LLC had any direct or indirect financial interest in or any connection with PCS other than as independent public accountants. It is anticipated that representatives of HJ & Associates, LLC will not be present at the Annual Meeting.

     HJ & Associates, LLC, of Salt Lake City, Utah, audited our financial statements for the fiscal year ended March 31, 2005, and reviewed our financial statements for the quarterly period ended June 30, 2005; these financial statements respectively accompanied our Form 10-KSB Annual Report for the year ended March 31, 2005, and our Form 10-QSB Quarterly Report for the quarter ended June 30, 2005, which have been filed with the Securities and Exchange Commission.


     The following table indicates the amount that HJ & Associates, LLC has billed PCS for all work that it has performed for PCS during these periods:

    The following is a summary of the fees billed to PCS by its principal accountants during the fiscal years ended March 31, 2005, and March 31, 2004:


     Fee category                      2005           2004
     ------------                      ----           ----

     Audit fees                        $32,500        $19,845

     Audit-related fees                $     0        $     0

     Tax fees                          $     0        $     0

     All other fees                    $     0        $     0

     Total fees                        $32,500        $19,845

     Audit fees. Consists of fees for professional services rendered by our principal accountants for the audit of our annual financial statements and the review of financial statements included in our Forms 10-QSB or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

     Audit-related fees. Consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit fees."

     Tax fees. Consists of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

     All other fees. Consists of fees for products and services provided by our principal accountants, other than the services reported under "Audit fees," "Audit-related fees" and "Tax fees" above. The fees disclosed in this category include due diligence, preparation of pro forma financial statements as a discussion piece for a Board member, and preparation of letters in connection with the filing of Current Reports on Form 8-K.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

     The Company's Audit Committee Charter provides for the approval, in advance of their performance, of all professional services to be provided to the Company by its independent auditor, provided that the audit committee shall not approve any non-audit services proscribed by Section 10A(g) of the Securities Exchange Act of 1934, as amended, in the absence of an applicable exemption. The audit committee may delegate to a designated member or members of the audit committee the authority to approve such services so long as any such approvals are disclosed to the full audit committee as its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE TO APPROVE HJ & ASSOCIATES AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMING YEAR.



                            DISSENTERS' RIGHTS

     There are no dissenters' rights applicable to the election of our directors for the coming year or the retention of HJ & Associates, LLC as our independent auditors for the coming year.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of directors for the coming year or the retention of HJ & Associates, LLC as our independent auditors for the coming year that is not shared by all stockholders, with the exception that only the persons who are elected directors at the Annual Meeting will serve in that capacity.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

     The securities that would have been entitled to vote if a vote was required to have been held regarding the election of our directors for the coming year and the retention of our auditors for the coming year consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on August 19, 2005, the record date for determining our stockholders who would have been entitled to notice of and to vote on these matters, was 28,012,567.

Security Ownership of Certain Beneficial Owners.
------------------------------------------------

          The following table sets forth information concerning the beneficial ownership of PCS common stock as of June 29, 2005, by each director and executive officer, all directors and officers as a group, and each person known to PCS to beneficially own 5% or more of its outstanding common stock.

       Name and Address                                      Percentage
     of Beneficial Owner           Shares Owned(1)              Owned(1)
     -------------------           ---------------              --------

     Anthony A. Maher                2,346,147(3)                  7.35%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Robert O. Grover                  740,000(4)                  2.32%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Donald J. Farley                1,823,632(5)                  5.71%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Cecil D. Andrus                 1,084,765(6)                  3.40%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Michael K. McMurray               263,641(7)                  (2)
     345 Bobwhite Court, Suite 200
     Boise, Idaho 83706

     Christina M. Vaughn               350,000(8)                  1.10%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     All officers and Directors as a
     group                           6,608,185                    20.69%
     (6 persons)

     (1) Based upon 28,402,585 shares of common stock issued and outstanding as of June 29, 2005, including 3,538,441 shares that may be issued upon the exercise of currently exercisable options, for a total number of shares outstanding of 31,941,026, calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. It also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

     (2)  Under 1 percent.

     (3) These shares include (i) 1,850,211 shares owned of record by Mr. Maher, (ii) 10,000 shares owned by Louise Maher, (iii) 19,500 shares which are beneficially owned by a family limited liability named Sullivan Maher for which Mr. Maher acts as a manager (iv) 54,500 shares owned by the Nick Maher foundation of which Mr. Maher is a trustee, (v) 59,000 shares owned by E.L. Sullivan which are voted by Mr. Maher pursuant to an irrevocable proxy, (vi) 250,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.07 through May 15, 2007, (vii) 166,666 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through October 21, 2012, and (viii) 20,270 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.19 through April 1, 2016.


     (4) These shares include (i) 315,000 shares owned of record by Mr. Grover, (ii) 75,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.16 per share and are exercisable through December 31, 2005, (iii) 250,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.31 through June 14, 2009, and (iv) 100,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through November 15, 2009.

     (5) These shares include (i) 722,000 shares owned of record by Mr. Farley, (ii) 9,000 shares in the name of Ryan Farley, (iii) 9,000 shares in the name of Brandon Farley, (iv) 250,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.30 per share and are exercisable through December 2011, (v) 250,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.16 per share and are exercisable through June 3, 2012, (vi) 214,285 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.07 through May 15, 2013, and (vii) 166,666 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through October 21, 2012, (viii) 26,786 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.14 through September 22, 2014, (ix) 31,250 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.12 through September 22, 2014, (x) 37,500 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through September 22, 2014,
(xi) 16,304 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.23 through September 22, 2014, (xii) 14,423 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.26 through September 22, 2014, (xiii) 78,948 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through January 4, 2015, (xiv) 20,270 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.19 through April 1, 2016.

     (6) These shares include (i) 123,333 shares owned of record by Mr. Andrus, and (ii) 214,285 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.07 through May 15, 2013, and (iii) 166,666 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through October 21, 2012, (iv) 100,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.30 through December 31, 2011, (v) 250,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.16 per share and are exercisable through June 3, 2012,
(vi) 26,786 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.14 through September 22, 2014, (vii) 31,250 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.12 through September 22, 2014, (viii) 37,500 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through September 22, 2014, (ix) 16,304 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.23 through September 22, 2014, (x) 14,423 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.26 through September 22, 2014, (xi) 78,948 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through January 4, 2015, (xii) 20,270 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.19 through April 1, 2016.

     (7) These shares include (i) 150,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.15 through April 22, 2014, (ii) 14,423 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.26 through September 22, 2014, (iii) 78,948 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.10 through January 4, 2015, (iv) 20,270 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.19 through April 1, 2016.

     (8) These shares include (i) 50,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.16 per share and are exercisable through December 31, 2005 and (ii) 150,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.07 through September 15, 2007, (iii) 150,000 shares which may be issued upon the exercise of currently exercisable stock options; these options are exercisable at $.31 through June 16, 2009.

     Unless otherwise noted above, PCS believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval.
---------------------------

Idaho Law.
-------------
     The Idaho Business Corporation Act (the "Idaho Act") requires the approval of stockholders who hold at least a majority of the voting power present at a meeting at which a quorum is present to effectuate all of the proposals. This solicitation is being made by the Company and it will bear the cost of preparing, printing and mailing each of these documents and of the solicitation of proxies. Solicitation will be made by mail. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of the Company's Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this regard.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE AFOREMENTIONED PROPOSALS.

Record Date and Outstanding Shares.

     The Board of Directors has fixed August 19, 2005, as the Record Date for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on that date there were 28,012,567 shares of common stock outstanding and entitled to vote. Holders of Common Stock will be entitled to one vote per share held and will not be entitled to cumulative voting.

Proxies and Revocability of Proxies.

     The enclosed proxy is being solicited by the Board of Directors for use at the Annual Meeting and any adjournments thereof and will not be voted at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not properly revoked will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions given therein. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with Anthony Maher, the Company's President and CEO, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to Anthony Maher before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to 345 Bobwhite Court, Suite 200, Boise, Idaho 83706,
Attention: Anthony Maher, or hand delivered to Anthony Maher, at or before the taking of the vote at the Annual Meeting.

Voting Procedures.

     The presence in person or by proxy of a majority of the voting power at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purpose of determining a quorum, but because they will not be voted in favor of any of the proposals to be voted on, they will effectively serve as a vote against each. The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted in favor of all matters to be voted on as set forth in the proxy and, at the discretion of the persons named in the proxy, on any other business that may properly come before the Annual Meeting. Each stockholder will be entitled to one vote for each share of Common Stock held and will not be entitled to cumulate votes in the election of directors. The retention of HJ & Associates as the Company's Independent Financial Auditors will be approved if a majority of the shares represented at the Annual Meeting and entitled to vote thereon votes in favor thereof. Shares that are authorized but not yet issued will not be entitled to vote at the Annual Meeting.

Other Matters.

     The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote thereon in accordance with his best judgment.

Deadline for Submitting Stockholder Proposals.

June 1, 2006, is the deadline for submitting stockholder proposals for inclusion in the Company's proxy statement and form of proxy for its next Annual Meeting. After June 1, 2006, notice of a stockholder proposal submitted outside the processes of Rule 14a-8 of the Securities and Exchange Commission shall be considered untimely.

Effective Date of Actions.
--------------------------

          The effective date of the actions covered hereby will be at least 21 days from the mailing of this Proxy Statement to our stockholders, or following our Annual Meeting, whichever is later.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

September 29, 2005                 By Order of the Board of Directors

                                   /s/Anthony A. Maher
                                   Anthony A. Maher,
                                   Director and President

                            APPENDIX A
                 NOTICE  OF  ANNUAL  MEETING  OF
                         SHAREHOLDERS  OF
                    PCS  EDVENTURES!.COM, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of PCS Edventures!.Com, Inc., an Idaho corporation, will be held at the offices of the Corporation, 345 Bobwhite Court, Suite #200, Boise, Idaho, on Friday, October 14, 2005 at 10:00 a.m. local time.

     The purpose and matters to be acted upon at the Annual Meeting are as follows:

1. To elect Directors. The Nominating Committee of the Company has nominated: Anthony A. Maher, Cecil Andrus, Michael McMurray and Donald J. Farley to serve as directors each for one year terms.

2. To re-appoint HJ & Associates as the Company's Independent Financial Auditors. This firm has acted as the Company's independent auditors for the past year.

3.    To transact such other business as may come before the Annual Meeting.

     Shareholders not able to attend the Annual Meeting in person are requested to sign and mail the enclosed Proxy at once, or fax to PCS at
208.343.1321. Please insure that your response is received here on or before October 14, 2005.

     DATED this 29th day of September, 2005.

                    /s/Anthony A. Maher
                    ___________________________________
                    Anthony A. Maher, Chairman, President & CEO
                    PCS Edventures!.Com, Inc.



                              PROXY

                        FOR ANNUAL MEETING
           OF STOCKHOLDERS TO BE HELD OCTOBER 14, 2005

This Proxy Is Solicited by Management of the Company.

The undersigned stockholder of PCS Edventures!.Com, Inc. (the "Company"), hereby appoints Anthony A. Maher or __________________________ as proxy-holder for and on behalf of the undersigned to attend the Annual Meeting of Stockholders to be held October 14, 2005 at 10:00 a.m. and to vote said shareholder's shares as follows:

I direct that my proxy vote as follows:

1. On a proposal to elect Cecil D. Andrus, Anthony A. Maher, Donald J. Farley and Michael McMurray to the Board of Directors until the next Annual Meeting.

     _____ For      _____ Against       ____ Abstain

2. On a resolution ratifying all actions of the Directors taken in good faith for the benefit of the Company since the last Annual Meeting of Shareholders.

     _____ For      _____ Against       ____ Abstain

3. On a resolution ratifying the re-selection of HJ Associates as the Company's financial auditors.

     _____ For      _____ Against      _____ Abstain


I authorize my proxy to vote as his discretion may dictate on the transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

In the event Anthony A. Maher is unable to attend this Annual Meeting, then Donald J. Farley shall be authorized to vote these shares in his place in the above-prescribed manner with all of the discretion otherwise to be held by Mr. Maher.

The undersigned hereby revokes any Proxy previously given, and incorporates by reference the provisions of the instructions following this proxy.

_____________________________      ______________________
Print Name of Shareholder          Number of Shares

_____________________________      _______________________
Signature of Shareholder           Date

Address:
__________________________________________________________________________
Street or P.O. Number           City               State              Zip